UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure.

On March 17, 2005, Hewitt Associates, Inc. issued a press release announcing the preliminary results of its modified “Dutch Auction” tender offer to purchase shares of its outstanding Class A, Class B and Class C common stock. The tender offer expired at 12:00 midnight, New York City time on Wednesday, March 16, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The Company’s initial estimate of the preliminary proration factor assumed that each of the 9,111,528 Class A shares tendered at various price points within the stated price range of $29.00-$31.50 through notice of guaranteed delivery were tendered at the $29.00 purchase price. The Company has subsequently received information through the Depository Trust Company that 7,595,427 of such shares were tendered at the purchase price. This will result in a modest change to the preliminary proration factor, increasing it to 42.1%.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued by Hewitt Associates, Inc. on March 17, 2005 announcing the preliminary results of its modified “Dutch Auction” tender offer to purchase shares of its outstanding Class A, Class B and Class C common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ John M. Ryan
Name:	John M. Ryan
Title:	Chief Administrative Officer

Date: March 17, 2005

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Exhibit Index

Number	Description
99.1	Press release issued by Hewitt Associates, Inc. on March 17, 2005 announcing the preliminary results of its modified “Dutch Auction” tender offer to purchase shares of its outstanding Class A, Class B and Class C common stock.

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